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                                                                    EXHIBIT 23.1


The Board of Directors
SM&A Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG PEAT MARWICK LLP

Orange County, California
August 27, 1998